       1 EXHIBIT 11

                                                               EXHIBIT 11


                             MARITRANS INC.
                COMPUTATION OF EARNINGS PER COMMON SHARE
                      Quarter Ended June 30, 1994*


Primary:

   Income:

     Net income                                         $ 1,016,000
                                                        ===========
  Shares:

     Weighted average number of
       common shares outstanding                         12,523,000
                                                        ===========

Primary earnings per common share                       $     .0811
                                                        ===========


Assuming full dilution:

  Income:

     Net income                                         $ 1,016,000
                                                        ===========

  Shares:

     Weighted average number of
       common shares outstanding                         12,523,000


     Assuming exercise of options reduced
       by the number of shares which could
       have been purchased with the proceeds
       from the exercise of such options                     41,846
                                                        -----------

     Weighted average number of common
       shares outstanding as adjusted                    12,564,846
                                                        ===========


Fully diluted earnings per common share                 $     .0809**
                                                        ===========

- ------------
* See notes 1 and 2 of the notes to the condensed consolidated financial statements.

** This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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 2 EXHIBIT 11

                                                               EXHIBIT 11


                             MARITRANS INC.
                COMPUTATION OF EARNINGS PER COMMON SHARE
                     Six Months Ended June 30, 1994*



Primary:

   Income:

     Net income                                         $ 3,042,000
                                                        ===========

  Shares:

     Weighted average number of
       common shares outstanding                         12,523,000
                                                         ==========

Primary earnings per common share                       $     .2429
                                                        ===========


Assuming full dilution:

  Income:

     Net income                                         $ 3,042,000
                                                        ===========

  Shares:

     Weighted average number of
       common shares outstanding                         12,523,000


     Assuming exercise of options reduced
       by the number of shares which could
       have been purchased with the proceeds
       from the exercise of such options                     41,846
                                                        -----------

     Weighted average number of common
       shares outstanding as adjusted                    12,564,846
                                                        ===========


Fully diluted earnings per common share                 $     .2421**
                                                        ===========


- ------------
* See notes 1 and 2 of the notes to the condensed consolidated financial statements.

** This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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